UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 20, 2021

NERDY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39595	98-1499860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 S. Hanley Rd., Suite 300 St. Louis, MO	63105
(address of principal executive offices)	(zip code)

(314) 412-1227

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	NRDY	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	NRDY WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On September 20, 2021 (the “Closing Date”), Nerdy Inc., a Delaware corporation (formerly known as TPG Pace Tech Opportunities Corp.) (the “Company”), consummated the previously announced business combination (the “Closing”) pursuant to that certain Business Combination Agreement, dated as of January 28, 2021 (as amended on March 19, 2021, on July 14, 2021, on August 11, 2021 and on August 18, 2021, the “Business Combination Agreement”) by and among the Company, TPG Pace Tech Merger Sub LLC, a Delaware limited liability company (“TPG Pace Merger Sub”), TCV VIII (A) VT, Inc., a Delaware corporation (“TCV Blocker”), LCSOF XI VT, Inc., a Delaware corporation (“Learn Blocker” and, together with TCV Blocker, the “Blockers”), TPG Pace Blocker Merger Sub I Inc., a Delaware corporation (“Blocker Merger Sub I”), TPG Pace Blocker Merger Sub II Inc., a Delaware corporation (“Blocker Merger Sub II” and, together with Blocker Merger Sub I, the “Blocker Merger Subs” and, together with TPG Pace Merger Sub, the “Merger Subs”), Live Learning Technologies LLC, a Delaware limited liability company (“Nerdy LLC”), and, solely for the purposes described therein, certain entities affiliated with the Blockers (the “Blocker Holders”). The transactions contemplated by the Business Combination Agreement are collectively referred to herein as the “Business Combination.” Unless the context otherwise provides, “TPG Pace” refers to the registrant prior to the Closing, and “we,” “us,” “our,” “Nerdy Inc.,” and the “Company” refer to the registrant and, where appropriate, its subsidiaries following the Closing.

Immediately prior to the Closing, TPG Pace became a Delaware corporation named Nerdy Inc., its outstanding Class A ordinary shares and Class F ordinary shares were converted into corresponding shares of Class A common stock and Class F common stock of Nerdy Inc. and its outstanding private placement warrants and public warrants to purchase Class A ordinary shares were converted into corresponding warrants to purchase Class A Common Stock (the “Domestication”).

Pursuant to the Business Combination Agreement and in connection therewith, following the Domestication, TPG Pace Merger Sub merged with and into Nerdy LLC (the “Merger”), with Nerdy LLC surviving such merger, pursuant to which holders of Nerdy LLC common units exchanged their Nerdy LLC common units for an aggregate of $336.8 million of cash consideration, 18,583,264 shares of the Company’s Class A common stock (“Class A Common Stock”) and 392,580 warrants to purchase shares of Class A Common Stock (“Company Warrants”), 76,732,173 limited liability company units in Nerdy LLC (the “OpCo Units”), an equivalent number of shares of the Company’s Class B common stock (“Class B Common Stock”) and 2,051,864 warrants to purchase OpCo Units (“OpCo Warrants”). Of these amounts holders of Nerdy LLC unit appreciation rights exchanged such rights for an aggregate of 6,391,286 corresponding stock appreciation rights in the Company and $5.0 million in cash consideration. Simultaneously with the Merger, through a series of separate merger transactions, the Blockers merged with the Company (the “Blocker Mergers”), with the Company surviving such mergers. Of these amounts issued to holders of equity interests in Nerdy LLC and holders of equity interests in the Blockers, 642,089 shares of Class A Common Stock and 3,357,911 OpCo Units are subject to potential forfeiture if certain trading price thresholds are not achieved, as further described in the section entitled “Business Combination Proposal—The Business Combination Agreement” beginning on page 124 of the Definitive Proxy Statement/Prospectus (“Proxy Statement/Prospectus”) filed with the SEC on August 19, 2021, which is incorporated herein by reference.

On the Closing Date, the Company consummated the previously announced issuance and sale of 15,000,000 newly issued shares of Class A Common Stock for aggregate consideration of approximately $150 million in a private placement (the “PIPE Financing”) pursuant to Subscription Agreements, entered into on January 28, 2021 (as further amended, or assigned, the “Subscription Agreements”) with certain qualified institutional buyers and accredited investors.

On the Closing Date, the Company consummated the previously announced issuance and sale of 16,116,750 shares of Class A Common Stock and 3,000,000 Company warrants for aggregate consideration of $150 million in a private placement (the “FPA Financing”) pursuant to Forward Purchase Agreements (the “Forward Purchase Agreements”) with certain third parties and certain employees, affiliates and “friends of the firm” of TPG Global, LLC, an affiliate of TPG Pace Tech Opportunities Sponsor, Series LLC (“Sponsor”).

Immediately following the Blocker Mergers, the Company held 90,266,581 OpCo units, representing 54.1% of the total OpCo Units, and 17,281,469 OpCo warrants.

The Business Combination was accomplished through an UpC structure, and the mix of consideration received by the holders of Nerdy LLC common units, preferred units, profit interest units and unit appreciation rights and holders of equity interests in the Blockers (together, the “Legacy Nerdy Holders”) reflects the implementation of such structure.

As of the Closing Date and following the completion of the Business Combination, the PIPE Financing and the FPA Financing, the Company had the following outstanding equity securities:

•	90,266,581 shares of Class A Common Stock;

•	76,732,173 shares of Class B Common Stock held by certain of the Legacy Nerdy Holders;

•	17,281,469 warrants, each exercisable to purchase one share of Class A Common Stock at a price of $11.50 per share; and

In addition, Nerdy LLC had 2,051,864 warrants outstanding, each exercisable to purchase one OpCo Unit (the exercise of which would also result in the issuance of one corresponding share of Class B Common Stock), at a price of $11.50 per unit.

As of the Closing Date and following the completion of the Business Combination, the PIPE Financing and the FPA Financing, the Legacy Nerdy Holders owned an aggregate of 18,583,264 shares of Class A Common Stock, as well as 76,732,173 shares of Class B Common Stock and an equivalent number of OpCo Units, which, together, are exchangeable on a one-for-one basis for shares of Class A Common Stock or the cash equivalent thereof at the option of Nerdy Inc. If Nerdy Inc. elects that the redeemed Nerdy Common Units will be settled in cash, the cash used to settle the redemption of the Nerdy Common Units must be funded through a private or public offering of Class A Shares no later than five business days after the Redemption Notice Date. Upon the exchange of OpCo Units and Class B Common Stock for shares of Class A Common Stock or the equivalent thereof, all exchanged shares of Class B Common Stock will be cancelled. If each outstanding share of Class B Common Stock and OpCo Unit were exchanged for a share of Class A Common Stock, the Company would have 166,998,755 shares of Class A Common Stock outstanding.

Immediately following the completion of the Business Combination, the PIPE Financing and the FPA Financing, the ownership interests of the Company’s stockholders (including ownership interests in OpCo) were as follows:

•	TPG Pace’s public stockholders owned 28,683,317 shares of Class A Common Stock, representing an aggregate voting and economic interest of 17.2% in the Company and OpCo;

•

Sponsor, its affiliates and the independent directors of the Company owned 14,552,200 shares of Class A Common Stock, representing an aggregate voting and economic interest of 8.7% in the Company and OpCo;

•	Investors in the PIPE Financing (as defined in Item 3.02 below) owned 15,000,000 shares of Class A Common Stock, representing an aggregate voting and economic interest of 9.0% in the Company and OpCo;

•

Investors in the FPA Financing (excluding affiliates of Sponsor) owned 13,447,800 shares of Class A Common Stock, representing an aggregate voting and economic interest of 8.0% in the Company and OpCo; and

•

the Legacy Nerdy Holders owned 18,583,264 shares of Class A Common Stock, 76,732,173 shares of Class B Common Stock with the same number of corresponding OpCo Units, collectively representing an aggregate voting and economic interest of 57.1% in the Company and OpCo.

Item 1.01 Entry into a Material Definitive Agreement

The information set forth in the “Introductory Note” above is incorporated into this Item 1.01 by reference.

Registration Rights Agreement

On the Closing Date, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with certain holders of Class A Common Stock and private placement warrants (the “RRA Holders”), pursuant to which Nerdy Inc. will be obligated, subject to the terms thereof and in the manner contemplated thereby, to register for resale under the Securities Act, all or any portion of the shares of Class A Common Stock and private placement warrants held by the RRA Holders as of the date of the Registration Rights Agreement, and that they may acquire thereafter, including upon the conversion, exchange or redemption of any other security therefor (the “Registrable Securities”). Under the Registration Rights Agreement, the Company agreed to use commercially reasonable efforts to file a registration statement covering the Registrable Securities held by the RRA Holders within 30 days after the Closing and to provide certain RRA Holders with certain customary demand registration rights. Under the Registration Rights Agreement, the RRA Holders also have “piggyback” registration rights that allow them to include their Registrable Securities in certain registrations initiated by the Company until such RRA Holders hold less than $10 million of Registrable Securities. Subject to customary exceptions, RRA Holders also have the right to request one or more underwritten offerings of Registrable Securities. If the sale of registered securities under a registration statement would require disclosure of certain material information not otherwise required to be disclosed, the Company may postpone the effectiveness of the applicable registration statement or require the suspension of sales thereunder. The Company may not delay or suspend a registration statement on more than two occasions or for more than 60 consecutive calendar days or more than 90 total calendar days, in each case, during any twelve-month period.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Second Amended and Restated Limited Liability Company Agreement of OpCo

Following the Closing, the Company will operate its business through OpCo. On the Closing Date, the Company and the other holders of OpCo Units entered into the Second Amended and Restated Limited Liability Company Agreement of OpCo (the “OpCo LLC Agreement”), which sets forth the rights and obligations of the holders of OpCo Units. Under the OpCo LLC Agreement, OpCo will be managed by a five person board of managers, composed of three persons that were designated by the Company and two persons that were designated by holders of a majority of the OpCo Units held by members of OpCo other than the Company. The material terms of the OpCo LLC Agreement are described in the section entitled “Summary of the Proxy Statement/Prospectus Business Combination Proposal—Related Agreement— Second Amended and Restated Limited Liability Company Agreement of OpCo” beginning on page 33 of the Proxy Statement/Prospectus.

The foregoing description of the OpCo LLC Agreement is qualified in its entirety by reference to the full text of the OpCo LLC Agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Tax Receivable Agreement

On the Closing Date, the Company entered into a tax receivable agreement (the “Tax Receivable Agreement”) with holders of OpCo Units (the “TRA Holders”). The Tax Receivable Agreement generally provides for the payment by the Company to the TRA Holders of 85% of the net cash savings, if any, in U.S. federal, state and local income tax that the Company actually realizes in periods after the Business Combination as a result of: (i) certain increases in tax basis that occur as a result of (A) the Business Combination (including as a result of cash received in the Business Combination and debt repayment occurring in connection with the Business Combination) or (B) exercises of the redemption or call rights set forth in the OpCo LLC Agreement; and (ii) imputed interest deemed to be paid by the Company and additional basis arising from any payments under the Tax Receivable Agreement. The Company will retain the benefit of the remaining 15% of these net cash savings. The rights of the TRA Holders (including the right to receive payments) under the Tax Receivable Agreement are transferable by the TRA Holders as long as the transferee of such rights has executed and delivered, or, in connection with such transfer, executes and delivers, a joinder to the Tax Receivable Agreement.

Payments generally will be made under the Tax Receivable Agreement as the Company realizes actual cash tax savings in periods after consummation of the Business Combination from the tax benefits covered by the Tax Receivable Agreement. However, if the Tax Receivable Agreement terminates early (at the Company’s election or due to other circumstances, including the Company’s breach of a material obligation thereunder or upon the election of the TRA Holders in connection with certain changes of control described in the Tax Receivable Agreement), the Company would be required to make an immediate payment to each TRA Holder equal to the present value of the anticipated future payments to be made by it under the Tax Receivable Agreement (based upon certain valuation assumptions and deemed events set forth in the Tax Receivable Agreement).

The foregoing description of the Tax Receivable Agreement is qualified in its entirety by reference to the full text of the Tax Receivable Agreement, a copy of which is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Equity Incentive Plan

On the Closing Date, the Nerdy Inc. 2021 Equity Incentive Plan (the “Equity Incentive Plan”) became effective. The Equity Incentive Plan was approved by TPG Pace’s stockholders at the special meeting held on September 14, 2021 to approve the Business Combination (the “Special Meeting”). The purpose of the Equity Incentive Plan is to provide a means through which Nerdy Inc. and its affiliates may attract, retain and motivate qualified persons as employees, directors and consultants, thereby enhancing the profitable growth of Nerdy Inc. and its affiliates. In addition, the Equity Incentive Plan is intended to provide a means through which persons upon whom the responsibilities of the successful administration and management of Nerdy Inc. and its affiliates rest, and whose present and potential contributions to Nerdy Inc. and its affiliates are of importance, can acquire and maintain stock ownership or awards the value of which is tied to the performance of Nerdy Inc., thereby strengthening their concern for Nerdy Inc. and its affiliates. The Equity Incentive Plan provides for the grant of options, stock appreciation rights, restricted stock, restricted stock units, stock awards, dividend equivalent rights, other stock-based awards, cash awards, or any combination of the foregoing, as determined by the Compensation Committee of the Board of Directors of the Company in its sole discretion. The Company has reserved 27,774,924 shares of Class A Common Stock for issuance under the Equity Incentive Plan, subject to certain adjustments set forth therein.

The foregoing description of the LTIP does not purport to be complete and is qualified in its entirety by the terms and conditions of the LTIP, which is attached hereto as Exhibit 10.4 and is incorporated herein by reference.

Indemnity Agreements

On the Closing Date, the Company entered into indemnity agreements with Messrs. Charles Cohn, Erik Blachford, Rob Hutter, Christopher (Woody) Marshall, Greg Mrva, Ian Clarkson, Jason Pello and Chris Swenson and Mses. Catherine Beaudoin, Kathleen Philips and Heidi Robinson, each of whom is a director and/or officer of the Company following the Business Combination. Each indemnity agreement provides that, subject to limited exceptions, and among other things, the Company will indemnify the director or officer to the fullest extent not prohibited by the provisions of the Company’s bylaws and the Delaware General Corporation Law for claims arising in his or her capacity as our director or officer.

The foregoing description of the indemnity agreements is a summary only and is qualified in its entirety by reference to the forms of indemnity agreement, copies of which are attached as Exhibits 10.7 and 10.8 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

Effective as of the Closing, the parties to that certain Registration Rights Agreement (the “Prior RRA”), dated October 9, 2020, by and among TPG Pace, Sponsor and the other parties named therein, agreed to terminate the Prior RRA and enter into the Registration Rights Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets

The information set forth in the “Introductory Note” above is incorporated into this Item 2.01 by reference. On September 14, 2021, the Business Combination was approved by the stockholders of the Company at the Special Meeting. The Business Combination was consummated on the Closing Date.

In connection with the Business Combination, holders of 16,316,683 Class A ordinary shares, par value $0.0001 per share, of TPG Pace exercised their right to redeem those shares for cash at a price of approximately $10.00 per share for an aggregate consideration of approximately $163.2 million (the “Redemption Amount”), which was paid to such holders on the Closing Date. In addition, the 11,250,000 shares of Class F Common Stock of Nerdy Inc. outstanding following the Domestication converted into 11,883,250 shares of Class A Common Stock, pursuant to (i) the conversion adjustment set forth in the Certificate of Incorporation of Nerdy Inc. and (ii) the forfeiture by Sponsor of 3,116,750 shares of Class A Common Stock pursuant to a waiver agreement amongst TPG Pace, Sponsor and each other holder of outstanding Class F ordinary shares prior to the Domestication.

At Closing, pursuant to the terms of the Business Combination Agreement, holders of the equity interests in Nerdy LLC (including the Blockers) received in the aggregate:

•	18,583,264 shares of Class A Common Stock;

•	392,580 Company Warrants;

•	76,732,173 shares of Class B Common Stock and an equivalent number of OpCo Units;

•	2,051,864 OpCo Warrants; and

•	$336.8 million in cash.

The cash component of consideration was funded with the proceeds of the trust account established in connection with the initial public offering of TPG Pace remaining after payment of the Redemption Amount (such remaining proceeds, the “Remaining Trust Proceeds”) and a portion of the proceeds of the PIPE Financing and the FPA Financing (such proceeds, together with the Remaining Trust Proceeds and TPG Pace’s working capital immediately prior to the Business Combination, the “Cash Sources”). The Company used the remainder of the Cash Sources to (i) pay transaction fees and expenses, (ii) repay certain outstanding debt of Nerdy LLC and (iii) the remainder of funds were contributed to the Company’s balance sheet.

FORM 10 INFORMATION

Prior to the Closing, the Company was a shell company (as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) with no operations, formed as a vehicle to effect a business combination with one or more operating businesses. After the Closing, the Company became a holding company whose only assets consist of equity interests in Nerdy LLC. Accordingly, pursuant to Item 2.01(f) of Form 8-K, the Company is providing below the information that would be included in a Form 10 if it were to file a Form 10. Please note that the information provided below relates to the combined company after the consummation of the Business Combination, unless otherwise specifically indicated or the context otherwise requires.

Cautionary Statement Regarding Forward-Looking Information

Certain statements in this Current Report on Form 8-K, or incorporated herein by reference, may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future.. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this proxy statement/prospectus may include, for example, statements about:

•	the projected financial information, growth rate and market opportunity of Nerdy Inc.;

•	the ability to obtain and/or maintain the listing of the Class A Common Stock and the Company warrants on the NYSE, and the potential liquidity and trading of such securities;

•	the risk that the Business Combination disrupts current plans and operations of the Company as a result of the announcement and consummation of the Business Combination;

•

the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and retain its key employees;

•	costs related to the Business Combination;

•	changes in applicable laws or regulations;

•	our ability to raise financing in the future;

•	our ability to effectively and strategically use the cash received in connection with the Business Combination;

•	our success in retaining or recruiting, or changes required in, our officers, key employees or directors following the completion of the Business Combination;

•	the period over which the Company anticipates its existing cash and cash equivalents will be sufficient to fund its operating expenses and capital expenditure requirements;

•	regulatory developments in the United States and foreign countries;

•	the impact of laws and regulations;

•	our ability to attract and retain key management personnel;

•	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

•	our financial performance;

•	the effect of COVID-19 on the foregoing; and

•	other factors detailed in the Proxy Statement/Prospectus in the section entitled “Risk Factors” beginning on page 59 of the Proxy Statement, which are incorporated herein by reference.

Business

Our business is described in the section entitled “Information about Nerdy” beginning on page 282 of the Proxy Statement/Prospectus, and that information is incorporated herein by reference.

Properties

Our corporate headquarters is located in St. Louis, Missouri and consists of approximately 19,280 square feet of office space under a lease with an initial term that expires in August 2023, subject to two, 5 year lease extension options. We believe that our facilities are adequate to meet our needs for the immediate future and that we will be able to secure additional space to accommodate expansion of our operations, as necessary, and if needed.

Risk Factors

The risk factors related to our business and operations are described in the section entitled “Risk Factors” beginning on page 59 in the Proxy Statement/Prospectus, and that information is incorporated herein by reference.

Financial Information

Selected Historical Financial Information

The selected historical financial and operating information for the six months ended June 30, 2021 and 2020 and the years ended December 31, 2020 and for the period from July 11, 2019 (inception) to December 31, 2019, and the selected consolidated balance sheet information as of June 30, 2021 and December 31, 2020 and 2019 is set forth in the section entitled “Selected Historical Financial Information of TPG Pace” beginning on page 48 of the Proxy Statement/Prospectus, and that information is incorporated herein by reference. The selected historical financial and operating information for the three and six months ended June 30, 2021 and 2020 and the years ended December 31, 2020, 2019 and 2018, and the selected consolidated balance sheet information as of June 30, 2021 and December 31, 2020 and 2019 is set forth in the section entitled “Selected Historical Financial Information of Nerdy” beginning on page 50 of the Proxy Statement/Prospectus, and that information is incorporated herein by reference.

Unaudited Pro Forma Condensed Combined Information

The unaudited pro forma condensed combined financial information of the Company as of and for the six months ended June 30, 2021 and for the year ended December 31, 2020 is set forth in Exhibit 99.1 hereto and is incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Management’s discussion and analysis of financial condition and results of operations of TPG Pace prior to the Business Combination is included in the section entitled “TPG Pace Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 274 in the Proxy Statement/Prospectus, which is incorporated herein by reference. Management’s discussion and analysis of financial condition and results of operations of Nerdy LLC prior to the Business Combination is included in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Nerdy” beginning on page 307 in the Proxy Statement/Prospectus, which is incorporated herein by reference.

Quantitative and Qualitative Disclosures About Market Risk

Quantitative and qualitative disclosures about market risk of TPG Pace prior to the Business Combination are included in the section entitled “TPG Pace Management’s Discussion and Analysis of Financial Condition and Results of Operations—Quantitative and Qualitative Disclosures About Market Risk” beginning on page 280 in the Proxy Statement/Prospectus, which is incorporated herein by reference. Quantitative and qualitative disclosures about market risk of Nerdy LLC prior to the Business Combination are included in the section entitled “Quantitative and Qualitative Disclosures About Market Risk” beginning on page 325 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to the Company regarding ownership of shares of voting securities of the Company, which consists of Class A Common Stock and Class B Common Stock, as of September 20, 2021, after giving effect to the Closing, the PIPE Financing and the FPA Financing, by:

•	each person who is known by the Company to own beneficially more than 5% of the outstanding shares of the Company’s voting securities;

•	each of the Company’s current executive officers and directors; and

•	all current executive officers and directors of the Company, as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security or has the right to acquire such securities within 60 days, including options and warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership of voting securities of the Company is based on (i) 90,266,581 shares of Class A Common Stock and 76,732,173 shares of Class B Common Stock, issued and outstanding as of September 20, 2021, after giving effect to the Closing, the PIPE Financing and the FPA Financing, and (ii) 17,281,469 warrants each exerciseable to purchase one share of Class A Common Stock and 2,051,864 warrants each exerciseable to purchase one OpCo unit (the exercise of which would result in the issuance of one corresponding share of Class B Stock).

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of voting common stock beneficially owned by them. Unless otherwise indicated, the address of each person named in the table below 101 S. Hanley Rd., Suite 300, St. Louis, MO 63105.

Name and Address of Beneficial Owners	Number of Shares of Class A Common Stock	Number of Shares of Class B Common Stock(1)	% of Total Voting Power(2)
Directors and Named Executive Officers:
Charles Cohn (3)	—	42,135,365	23.4
Ian Clarkson	—	4,209,423	2.3
Heidi Robinson	—	1,102,648		*
Chris Swenson	—	766,495		*
Jason Pello	132,569	—		*
Catherine Beaudoin	—	34,206		*
Erik Blachford	—	450,480		*
Rob Hutter	—	—	—
Christopher (Woody) Marshall	—	—	—
Greg Mrva	120,000	—		*
Kathleen Philips	70,000	—		*
All directors and officers as a group (11 individuals)	322,569	48,698,618	26.3
Five Percent Holders:
Entities affiliated with TCV (4)	4,153,956	17,496,469	12.0
TPG Pace Tech Opportunities Sponsor, Series LLC (5)	16,612,139	—	9.2
Light Street Capital Management, LLC (6)	10,593,139	—	5.9
Entities affiliated with Learn Capital (7)	8,329,990	1,281,539	5.3

*	Less than 1%
(1)

Each share of common stock entitles the holder thereof to one vote per share. Subject to the terms of the Second Amended and Restated Limited Liability Company Agreement of Nerdy LLC, the OpCo Units, together with an equal number of shares of Class B common stock, are exchangeable for either cash or shares of Class A common stock on a one-for-one basis from and after the six-month anniversary of the Closing, subject to earlier termination upon the occurrence of certain events.

(2)	Represents percentage of voting power of the holders of Class A common stock and Class B common stock of the Company voting together as a single class.
(3)

Consists of common stock held by (i) Charles K. Cohn VT Trust U/A/D May 26, 2017 and (ii) Cohn Investments, LLC,. Mr. Cohn is the beneficial owner of the Charles K. Cohn VT Trust U/A/D May 26, 2017 and the sole managing member of Cohn Investments, LLC.

(4)

Consists of shares of common stock held by (i) TCV VIII (A) VT, Inc. and (ii) TCV VIII VT Master, L.P. (“TCV Master Fund”). The sole owner of TCV VIII (A) VT, Inc. is TCV VIII (A), L.P. The general partner of TCV Master Fund is TCV VIII VT Master GP, LLC (“Master GP”). Each of TCV VIII (A), L.P. and Master GP may be deemed to beneficially own the shares held by TCV VIII (A) VT, Inc. and TCV Master Fund, respectively. Each of TCV VIII (A), L.P. and Master GP disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein. The address for these entities is 250 Middlefield Road, Menlo Park, CA 94025.

(5)

The managing member of TPG Pace Tech Opportunities Sponsor, Series LLC is TPG Pace Governance, LLC, a Cayman Islands limited liability company, which is controlled by a committee whose members are David Bonderman, James G. Coulter and Karl Peterson. Messrs. Bonderman, Coulter and Peterson may therefore be deemed to beneficially own the shares held by TPG Pace Tech Opportunities Sponsor, Series LLC. Messrs. Bonderman, Coulter and Peterson disclaim beneficial ownership of the shares held by TPG Pace Tech Opportunities Sponsor, Series LLC except to the extent of their pecuniary interest therein. The address of each of the entities and individuals in this footnote is 301 Commerce St., Suite 3300, Fort Worth, TX 76102.

(6)

Consists of shares of common stock held by Light Street Capital Management, LLC, a Cayman Islands limited liability company (“LSCM”). LSCM serves as the general partner to Light Street Mercury Master Fund, L.P., a Cayman Islands limited liability company (“Mercury”), and, in such capacity, exercises voting and investment power over Class A ordinary shares held by Mercury. Glen Thomas Kacher is the Chief Investment Officer of LSCM and may be deemed to have shared voting control and investment discretion over securities owned by LSCM. The mailing address for LSCM is 525 University Avenue, Suite 300, Palo Alto, CA 94301. The record date beneficial ownership information in the table is based solely on the Schedule 13G filed by the holder on October 19, 2020 and a Form 4 filed by the holder on September 22, 2021.

(7)

Consists of shares of common stock held by (i) Learn Capital Special Opportunities Fund X, L.P. (“LC Fund X”), (ii) Learn Capital Special Opportunities Fund XI, L.P. (“LC Fund XI”), (iii) Learn Capital Special Opportunities Fund XII, L.P. (“LC Fund XII”), (iv) Learn Capital Special Opportunities Fund XIII, L.P. (“LC Fund XIII”), (v) Learn Capital Special Opportunities Fund XIV, L.P. (“LC Fund XIV”), (vi) Learn Capital Special Opportunities Fund XV, L.P. (“LC Fund XV”) and (vii) Learn Capital Special Opportunities Fund XVI, L.P. (“LC Fund XVI” and together with, LC Fund X, LC Fund XI, LC Fund XII, LC Fund XIII and LC Fund XIV and LC Fund XV, the “Learn Capital Funds”). The general partners for LC Fund X, LC Fund XI, LC Fund XII, LC Fund XIII, LC Fund XIV, LC Fund XV and LC Fund XVI are Learn Capital Management X, LLC (“Management X”), Learn Capital Management XI, LLC (“Management XI”), Learn Capital Management XII, LLC (“Management XII”), Learn Capital Management XIII, LLC (“Management XIII”), Learn Capital Management XIV, LLC (“Management XIV”), Learn Capital Management XV, LLC (“Management XV”) and Learn Capital Management XVI, LLC (“Management XVI”), respectively. Management X, Management XI, Management XII, Management XIII, Management XIV, Management XV and Management XVI are collectively referred to as the “Management Entities.” Each of the Management Entities may be deemed to beneficially own the shares held by the Learn Capital Funds. Each of the Management Entities disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein. The address for these entities is 600 Congress Avenue, Suite 2800, Austin, Texas, 78701.

Directors and Executive Officers

Effective as of immediately after the Closing, Messrs. Charles Cohn, Erik Blachford, Rob Hutter, Christopher (Woody) Marshall and Greg Mrva and Mses. Catherine Beaudoin and Kathleen Philips were appointed to serve as directors of the Company. Mr. Cohn was appointed as Chairman of the Board. Biographical information for these individuals is set forth in the section titled “Management of Nerdy Inc. Following the Business Combination” beginning on page 331 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

The Board appointed Messrs. Mrva and Marshall and Ms. Philips to serve on the Audit Committee, with Ms. Philips serving as its Chair. The Board appointed Messrs. Blachford and Marshall and Ms. Beaudoin to serve on the Compensation Committee, with Mr. Marshall serving as its Chair. The Board appointed Mr. Blachford and Mses. Beaudoin and Philips to serve on the Nominating and Governance Committee, with Ms. Beaudoin serving as its Chair. Information with respect to the Company’s Audit Committee and Compensation Committee, Nominating and Governance Committee is set forth in the section entitled “Management of Nerdy Inc. Following the Business Combination—Committees of the Board of Directors” beginning on page 334 of the Proxy Statement/Prospectus and is incorporated herein by reference.

In accordance with the certificate of incorporation of the Company, the Board is divided into three classes, each comprising as nearly as possible one-third of the directors and serving three-year terms with only one class of directors being elected in each year. Messrs. Cohn and Mrva were assigned to Class I, Messrs. Hutter and Marshall were assigned to Class II, and Mr. Blachford and Mses. Beaudoin and Philips were assigned to Class III. Each Class I director will have a term that expires at the Company’s annual meeting of stockholders in 2022, each Class II director will have a term that expires at the Company’s annual meeting of stockholders in 2023 and each Class III director will have a term that expires at the Company’s annual meeting of stockholders in 2024, or in each case until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death.

In connection with the consummation of the Business Combination, on September 20, 2021, Mr. Cohn was appointed to serve as the Company’s Chief Executive Officer, Mr. Ian Clarkson was appointed to serve as the Company’s President and Chief Operating Officer, Mr. Jason Pello was appointed to serve as the Company’s Chief Financial Officer, Ms. Heidi Robinson was appointed to serve as the Company’s Chief Product Officer and Mr. Chris Swenson was appointed to serve as the Company’s Chief Legal Officer. Biographical information for these individuals is set forth in the section entitled “Management of Nerdy Inc. Following the Business Combination” beginning on page 331 of the Proxy Statement/Prospectus and is incorporated by reference herein.

In connection with the closing of the Business Combination, on September 20, 2021, immediately prior to the consummation of the Business Combination, Messrs. Karl Peterson, David Bonderman, Chad Leat and Kneeland Youngblood and Mses. Julie Hong Clayton and Wendi Sturgis ceased to be directors and each executive officer of TPG Pace ceased to be an executive officer.

Executive Compensation

Pre-Closing Compensation of Executive Officers and Directors

The compensation of TPG Pace’s executive officers and directors before the consummation of the Business Combination is set forth in the section entitled “Business of TPG Pace and Certain Information About TPG Pace—Executive Officer and Director Compensation” on page 272 in the Proxy Statement/Prospectus and is incorporated herein by reference.

Historical compensation information regarding the named executive officers of Nerdy LLC is set forth in the section entitled “Executive Compensation” beginning on page 326 in the Proxy Statement/Prospectus and is incorporated herein by reference.

Certain Relationships and Related Party Transactions

Information about the Company’s relationships and related party transactions is set forth in the section entitled “Certain Relationships and Related Party Transactions” beginning on page 340 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Legal Proceedings

Information about legal proceedings of the Company is set forth in the section entitled “Information About Nerdy—Legal Proceedings” beginning on page 301 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

TPG Pace’s Class A ordinary shares and public warrants were listed on the NYSE under the symbols “PACE” and “PACE WS,” respectively, and certain of TPG Pace’s Class A ordinary shares and public warrants were quoted as units consisting of one Class A Ordinary Share and one fifth of one warrant, and were listed on the NYSE under the symbol “PACE.U.” The units automatically separated into their component securities upon consummation of the Business Combination and, as a result, no longer trade as an independent security. On September 21, 2021, the Company’s Class A Common Stock and Company warrants began trading on the NYSE under the symbols “NRDY” and “NRDY WS,” respectively.

As of the Closing Date, there were 89 holders of record of Class A Common Stock, 27 holders of Class B Common Stock and 92 holders of record of the Company warrants. The number of holders of record does not include a substantially greater number of “street name” holders or beneficial holders whose shares of common stock and warrants are held of record by banks, brokers and other financial institutions.

TPG Pace had not paid any cash dividends on its Class A ordinary shares as of the Closing Date. The Company currently intends to retain its future earnings, if any, to fund the development and growth of its business and accordingly does not anticipate paying any cash dividends in the foreseeable future. The payment of cash dividends in the future will be dependent upon the Company’s revenues and earnings, if any, capital requirements and general financial condition, subject to the discretion of the Company’s Board of Directors at such time.

The information set forth in Item 1.01 of this Current Report on Form 8-K under the subheading “Equity Incentive Plan” is incorporated herein by reference.

Recent Sales of Unregistered Securities

The information set forth in Item 3.02 of this Current Report on Form 8-K is incorporated herein by reference.

Description of the Company’s Securities

A description of the Company’s securities is included in the section entitled “Description of Nerdy Inc. Securities” beginning on page 347 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Indemnification of Directors and Officers

Information about indemnification of the Company’s directors and officers is set forth in the section entitled “Description of Nerdy Inc. Securities—Limitation on Liability and Indemnification of Officers and Directors” beginning on page 351 of the Proxy Statement/Prospectus, which information is incorporated herein by reference. The information set forth in Item 1.01 of this Current Report on Form 8-K under the subheading “Indemnity Agreements” is incorporated herein by reference.

Financial Statements and Exhibits

The information set forth in Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On the Closing Date, all of TPG Pace’s outstanding units listed on the NYSE under the symbol “PACE.U” separated into their component securities upon consummation of the Business Combination and, as a result, no longer trade as an independent security.

Item 3.02 Unregistered Sales of Equity Securities

On the Closing Date, the Company consummated the PIPE Financing. The offering of the shares of Class A Common Stock issued in the PIPE Financing was not registered under the Securities Act, in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

On the Closing Date, the Company consummated the FPA Financing. The offering of the shares of Class A Common Stock issued in the FPA Financing was not registered under the Securities Act, in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

The Company used the proceeds from the PIPE Financing and FPA Financing to fund a portion of the cash consideration required to effect the Business Combination, to pay transaction fees and expenses, repay certain outstanding debt of Nerdy LLC and the remainder of funds were contributed to the Company’s balance sheet.

Item 3.03 Material Modification to Rights of Security Holders

On the Closing Date, in connection with the Domestication, the Company filed a notice of de-registration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and filed a Delaware certificate of incorporation (the “Certificate of Incorporation”) in the form attached as Annex C to the Proxy Statement/Prospectus with the Secretary of State of the State of Delaware. On the Closing Date, following the filing of the Certificate of Incorporation, in connection with the consummation of the Business Combination, the Company adopted bylaws (the “Bylaws”) in the form attached as Annex D to the Proxy Statement/Prospectus. The material terms of the Certificate of Incorporation and Bylaws and the general effect upon the rights of holders of the Company’s capital stock are included under the sections entitled “Charter Proposal” and “Governing Documents Proposals” beginning on page 173 of the Proxy Statement/Prospectus and are incorporated herein by reference.

The foregoing description of the Certificate of Incorporation and Bylaws of the Company does not purport to be complete and is qualified in its entirety by the terms of the Certificate of Incorporation and Bylaws, which are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 4.01 Changes in Registrant’s Certifying Accountant.

On September 20, 2021, following the consummation of the Business Combination, the Audit Committee of the Company approved the engagement of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm. PwC served as the independent registered public accounting firm of Live Learning Technologies LLC prior to the Business Combination. Accordingly, KPMG LLP (“KPMG”), TPG Pace’s independent registered public accounting firm prior to the Business Combination, was informed that it was replaced by PwC as the Company’s independent registered public accounting firm.

KPMG’s report on TPG Pace’s financial statements as of December 31, 2020 and 2019 and the related statements of operations, changes in shareholders’ equity and cash flows for the year ended December 31, 2020 and the period from July 11, 2019 (inception) through December 31, 2019 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except for TPG Pace’s restatement of its financial statements as described in the Explanatory Note to TPG Pace’s Form 10-K/A, filed with the SEC on May 14, 2021, which resulted from disclosure controls and procedures that were not effective as of December 31, 2020.

During the period from July 11, 2019 (inception) through December 31, 2020, and the subsequent interim period through September 20, 2021, there were no: (i) disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosures or audited scope or procedures, which disagreements if not resolved to KPMG’s satisfaction would have caused KPMG to make reference to the subject matter of the disagreement in connection with its report or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act, except that KPMG advised TPG Pace of the following material weakness: a deficiency in TPG Pace’s internal control over financial reporting existed relating to the accounting treatment for complex financial instruments, which resulted in errors in its accounting for its warrants, Class A ordinary shares and stock-based compensation as of and for the year ended December 31, 2020. Management of TPG Pace concluded that as of August 11, 2021, the material weakness had successfully been remediated.

During the period from July 11, 2019 (inception) to December 31, 2019 and the year ended December 31, 2020, and the subsequent interim period through September 20, 2021, TPG Pace did not consult PwC with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on TPG Pace’s financial statements, and no written report or oral advice was provided to TPG Pace by PwC that PwC concluded was an important factor considered by TPG Pace in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act and the related instructions to Item 304 of Regulation S-K under the Exchange Act, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

The Company has provided KPMG with a copy of the disclosures made by the Company in response to this Item 4.01 and has requested that KPMG furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the registrant in response to this Item 304(a) and, if not, stating the respects in which it does not agree. A letter from KPMG is attached as Exhibit 16.1 to this Report.

Item 5.01 Changes in Control of Registrant

The information set forth under “Introductory Note” and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under Item 2.01 of this Current Report on Form 8-K under the subheadings “Directors and Officers” and “Executive Compensation” is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated in this item 5.03 by reference.

Item 5.06 Change in Shell Company Status

As a result of the Business Combination, the Company ceased being a shell company. The material terms of the Business Combination are described in the sections entitled “Questions and Answers for Shareholders of TPG Pace,” and “Business Combination Proposal” beginning on pages xii and 124, respectively, of the Proxy Statement/Prospectus, in the information set forth under “Introductory Note” and in the information set forth under Item 2.01 in this Current Report on Form 8-K, each of which is incorporated herein by reference.

Items 8.01. Other Events

Successor Issuer

As a result of the Business Combination, Nerdy Inc. became the successor issuer to TPG Pace Tech Opportunities Corp. Pursuant to Rule 12g-3(a) under the Exchange Act, Nerdy Inc.’s common stock and warrants are deemed registered under Section 12(b) of the Exchange Act.

Repayment of PPP Loan

In connection with the consummation of the Business Combination, the Company’s Board approved repayment in full of the principal amount and interest of the Promissory Note from Live Learning Technologies LLC, dated April 16, 2020, which amount totals approximately $8.4 million.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

The audited consolidated financial statements of Live Learning Technologies LLC d/b/a Nerdy as of December 31, 2020 and 2019 and for the years ended December 31, 2020, 2019 and 2018 included beginning on page F-58 of the Proxy Statement/Prospectus are incorporated herein by reference.

The unaudited condensed consolidated financial statements of Live Learning Technologies LLC d/b/a Nerdy as of June 30, 2021 and for the three and six months ended June 30, 2021 and 2020 included beginning on page F-44 of the Proxy Statement/Prospectus are incorporated herein by reference.

(b) Pro Forma Financial Information

The unaudited pro forma condensed combined financial information of the Company as of and for the six months ended June 30, 2021 and for the year ended December 31, 2020 is set forth in Exhibit 99.1 hereto and is incorporated herein by reference.

(d) Exhibits. The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description of Exhibits

2.1*	Business Combination Agreement, dated as of January 28, 2021, by and among TPG Pace Tech Opportunities Corp., TPG Pace Tech Merger Sub LLC, TCV VIII (A) VT, Inc., LCSOF XI VT, Inc., TPG Pace Blocker Merger Sub I Inc., TPG Pace Blocker Merger Sub II Inc., Live Learning Technologies LLC, and, solely for the purposes of specified therein, each of Learn Capital Special Opportunities Fund X, L.P., Learn Capital Special Opportunities Fund XI, L.P., Learn Capital Special Opportunities Fund XII, L.P., Learn Capital Special Opportunities Fund XIII, L.P., Learn Capital Special Opportunities Fund XVI, L.P., and TCV VIII (A), L.P. (incorporated by reference to Exhibit 2.1 filed with TPG Pace’s Form S-4/A filed by TPG Pace on June 22, 2021 (File No. 333-254485)).

2.2	First Amendment to Business Combination Agreement, dated as of March 19, 2021, by and among TPG Pace Tech Opportunities Corp., TPG Pace Tech Merger Sub LLC, TCV VIII (A) VT, Inc., LCSOF XI VT, Inc., TPG Pace Blocker Merger Sub I Inc., TPG Pace Blocker Merger Sub II Inc., Live Learning Technologies LLC, and, solely for the purposes of specified therein, each of Learn Capital Special Opportunities Fund X, L.P., Learn Capital Special Opportunities Fund XI, L.P., Learn Capital Special Opportunities Fund XII, L.P., Learn Capital Special Opportunities Fund XIII, L.P., Learn Capital Special Opportunities Fund XVI, L.P., and TCV VIII (A), L.P. (incorporated by reference to Exhibit 2.2 filed with TPG Pace’s Form S-4 filed by TPG Pace on March 19, 2021 (File No. 333-254485)).

2.3*	Second Amendment to Business Combination Agreement, dated as of July 14, 2021, by and among TPG Pace Tech Opportunities Corp., TPG Pace Tech Merger Sub LLC, TCV VIII (A) VT, Inc., LCSOF XI VT, Inc., TPG Pace Blocker Merger Sub I Inc., TPG Pace Blocker Merger Sub II Inc., Live Learning Technologies LLC, and, solely for the purposes of specified therein, each of Learn Capital Special Opportunities Fund X, L.P., Learn Capital Special Opportunities Fund XI, L.P., Learn Capital Special Opportunities Fund XII, L.P., Learn Capital Special Opportunities Fund XIII, L.P., Learn Capital Special Opportunities Fund XVI, L.P., and TCV VIII (A), L.P. (incorporated by reference to Exhibit 2.3 filed with TPG Pace’s Form S-4/A filed by TPG Pace on July 15, 2021 (File No. 333-254485)).

2.4	Third Amendment to Business Combination Agreement, dated as of August 11, 2021, by and among TPG Pace Tech Opportunities Corp., TPG Pace Tech Merger Sub LLC, TCV VIII (A) VT, Inc., LCSOF XI VT, Inc., TPG Pace Blocker Merger Sub I Inc., TPG Pace Blocker Merger Sub II Inc., Live Learning Technologies LLC, and, solely for the purposes of specified therein, each of Learn Capital Special Opportunities Fund X, L.P., Learn Capital Special Opportunities Fund XI, L.P., Learn Capital Special Opportunities Fund XII, L.P., Learn Capital Special Opportunities Fund XIII, L.P., Learn Capital Special Opportunities Fund XVI, L.P., and TCV VIII (A), L.P. (incorporated by reference to Exhibit 2.4 filed with TPG Pace’s Form S-4/A filed by TPG Pace on August 11, 2021 (File No. 333-254485)).

2.5	Fourth Amendment to Business Combination Agreement, dated as of August 18, 2021, by and among TPG Pace Tech Opportunities Corp., TPG Pace Tech Merger Sub LLC, TCV VIII (A) VT, Inc., LCSOF XI VT, Inc., TPG Pace Blocker Merger Sub I Inc., TPG Pace Blocker Merger Sub II Inc., Live Learning Technologies LLC, and, solely for the purposes of specified therein, each of Learn Capital Special Opportunities Fund X, L.P., Learn Capital Special Opportunities Fund XI, L.P., Learn Capital Special Opportunities Fund XII, L.P., Learn Capital Special Opportunities Fund XIII, L.P., Learn Capital Special Opportunities Fund XVI, L.P., and TCV VIII (A), L.P. (incorporated by reference to Exhibit 2.5 filed with TPG Pace’s Form S-4/A filed by TPG Pace on August 19, 2021 (File No. 333-254485)).

3.1	Certificate of Incorporation of Nerdy Inc.

3.2	Bylaws of Nerdy Inc.

Exhibit No.	Description of Exhibits

10.1	Registration Rights Agreement, dated as of September 20, 2021, between Nerdy Inc., TPG Pace Tech Opportunities Sponsor, Series LLC, and the other holders party thereto.

10.2	Second Amended and Restated Limited Liability Company Agreement of OpCo, dated as of September 20, 2021.

10.3	Tax Receivable Agreement, dated as of September 20, 2021 between Nerdy Inc. and the holders party thereto.

10.4	Nerdy Inc. 2021 Equity Incentive Plan.

10.5	Forms of Award Agreements under the Nerdy Inc. 2021 Equity Incentive Plan

10.6	Non-Employee Director Compensation Policy.

10.7	Form of Indemnity Agreement for directors.

10.8	Form of Indemnity Agreement for executive officers.

16.1	Letter from KPMG LLP.

99.1	Unaudited pro forma condensed combined financial information of the Company as of and for the six months ended June 30, 2021 and for the year ended December 31, 2020.

104	Cover page Interactive Data File (embedded within Inline XBRL document)

*	Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nerdy Inc.

September 24, 2021	By:	/s/ Jason Pello
	Name:	Jason Pello
	Title:	Chief Financial Officer